SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 10, 2001

                     PARADISE MUSIC AND ENTERTAINMENT, INC.
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             (Exact name of registrant as specified in its charter)

        DELAWARE                      001-12635             13-3906452
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(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

                  53 West 23rd Street, New York, New York 10010
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 590-2100

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          (Former name or former address, if changed since last report)
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            ITEM 1. Changes in Control of Registrant

            In a press release dated February 12, 2001, Paradise Music and Entertainment, Inc. (the "Company" or "Registrant"), a Delaware corporation, announced that it executed a Memorandum of Understanding (the "MOU") with iball Media, Inc. ("iball"), setting forth the terms of a merger between the Company and iball. iball provides music enthusiasts with owned and licensed music and event-related content through its Internet site, www.iball.com, and through traditional media. A copy of the press release relating to the events in this Item 1 is attached as Exhibit 99.1.

            On February 10, 2001, the Board of Directors of the Company approved the execution of the MOU with iball, stipulating the intent of the Company and iball to combine their respective businesses into a merged entity (the "Merged Entity"). Pursuant to the proposed merger structure set forth in the MOU, shareholders of iball would receive shares of common stock of the Company approximately equal to the number of issued and outstanding shares of common stock of the Company as of February 10, 2001 (approximately 11,390,000). Pursuant to the MOU, no additional options, warrants or conversion rights are to be granted by the Company prior to the closing. The completion of the merger is contingent upon customary closing conditions, as well as the following:

                  o Execution of a definitive transaction agreement setting forth the terms of the merger;

                  o Approval by the Company's Board of Directors and shareholders;

                  o     Approval by iball's board of directors and shareholders;

                  o Receipt of a favorable fairness opinion letter from an investment banker selected by an independent committee of the Company's directors;

                  o Arrangement by iball, effective on the closing, for financing of at least $3,000,000, which funds shall be obtained in exchange for equity or convertible subordinated debt of the Merged Entity;

                  o Arrangement by iball for a revolving line of credit for the Merged Entity in an amount sufficient to support the Merged Entity's accounts receivable, subject to the guidelines of the lending institution and subject to the approval of the Company's management; and

                  o Right by iball to designate for election, to the Board of Directors of the Merged Entity, a majority of one with the Company to designate the balance. As provided in the MOU, the currently contemplated designees of iball are Kelly Hickel, Dick Rifenburgh, David Sunshine, Robert Sparacino and John Eger. As provided in the MOU, the currently contemplated designees of the Company are Richard Flynn, Jesse Dylan, David Pritchard, and one as yet unnamed additional person. Such designations may be changed
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                        and certain of the directors, although selected by one
                        party or another, may be designated as independent.

      A copy of the MOU is attached hereto as Exhibit 2.1 and is hereby incorporated by reference. The description of the MOU contained herein is qualified in its entirety by reference to the full text of Exhibit 2.1.

ITEM 5. Other Events.

            In a press release dated February 12, 2001, the Company announced that it executed a Management Services Engagement Agreement with iball, dated as of February 6, 2001 (the "Services Agreement") and announced that Kelly T. Hickel and Robert Sparacino have been appointed to the Company's Board of Directors. A copy of the press release relating to the events in this Item 5 is attached as Exhibit 99.2.

            On February 10, 2001, the Board of Directors of the Company approved the execution of the Services Agreement with iball. Pursuant to the Services Agreement, iball will provide the management services of Kelly T. Hickel and David Sunshine for the interim period prior to the closing of the proposed merger transaction between the Company and iball. The Services Agreement provides for a non-refundable retainer fee in the amount of $25,000 to be paid by the Company to iball, and provides that the Company shall pay a minimum of $25,000 per month in management services fees. A copy of the Services Agreement is attached hereto as
      Exhibit 10.1 and is hereby incorporated by reference. The description of the Services Agreement contained herein is qualified in its entirety by reference to the full text of Exhibit 10.1.

            In a press release dated February 12, 2001, the Company announced the resignation of Jesse Dylan as Chairman and Chief Executive Officer of the Company and the appointment of David Pritchard as Chief Executive Officer of the Company and the appointment of Kelly T. Hickle as Chairman of the Company. The Company additionally announced that Jesse Dylan will retain a position on the Company's Board of Directors, and that the Company's subsidiary, Straw Dogs, Inc. ("Straw Dogs"), has entered into an exclusive commercial production agreement (the "Director Agreement") with Mr. Dylan. A copy of the press release relating to the events in this Item 5 is attached as Exhibit 99.3.

            On February 10, 2001 the Board of Directors of the Company approved the execution of a Termination Agreement (the "Termination Agreement") with Jesse Dylan. A copy of the Termination Agreement is attached hereto as Exhibit 10.2.

            On February 10, 2001, the Board of Directors of the Company approved the execution of the Director Agreement between Straw Dogs and Jesse Dylan. Pursuant to the Director Agreement, Mr. Dylan will provide television commercial and music video production services to Straw Dogs for a two-year term, commencing as of January 1, 2001. Each of the parties has the option to terminate the agreement at any time upon thirty days' prior written notice. The Director Agreement provides for profit participation and other additional compensation. A copy of the Director Agreement is attached hereto as Exhibit 10.3. The description of the Director Agreement contained herein is qualified in its entirety by reference to the full text of Exhibit 10.3.

            On February 10, 2001, the Board of Directors of the Company approved the execution of an Employment Agreement (the "Employment Agreement") with David Pritchard. Pursuant to the Employment Agreement, Mr. Pritchard will serve as the Company's Chief Executive Officer for a two-year term, commencing as of February 12, 2001. The Employment Agreement provides for an annual salary in the amount of $300,000. The Employment Agreement additionally provides for options to purchase an aggregate of 400,000 shares of the Company's common stock at an exercise price of $1.00 per share, vesting in increments of options for 133,333 shares each on the first, second and third anniversaries of the date of grant, respectively. A copy of the Employment Agreement is attached hereto as Exhibit 10.4. The description of the Employment Agreement contained herein is qualified in its entirety by reference to the full text of Exhibit 10.4.

            In a press release dated February 14, 2001, the Company announced that it will hold a conference call and simultaneous Webcast on February 15th, 2001 at 4:30 pm E.S.T. to highlight recent corporate developments, including the proposed merger with iball. A copy of the press release relating to the events in this Item 5 is attached as Exhibit 99.4.

ITEM 7. Financial Statements and Exhibits

      (c) List of Exhibits

      2.1 Memorandum of Understanding, dated February 10, 2001, by and between the Company and iball Media, Inc.

      10.1 Management Services Engagement Agreement, dated February 6, 2001, by and between the Company and iball Media, Inc.

      10.2 Termination Agreement, dated February 9, 2001, by and between the Company and Jesse Dylan.

      10.3 Director Agreement, dated February 9, 2001, by and between Straw Dogs, Inc. and Jesse Dylan.

      10.4 Employment Agreement, dated February 9, 2001, by and between the Company and David Pritchard.

      99.1 Press Release, relating to the agreement in principle to merge, issued by the Company on February 12, 2001.

      99.2 Press Release, relating to the advisory services to be provided by senior executives of iball Media, issued by the Company on February 12, 2001.

      99.3 Press Release, relating to the appointment of David Pritchard as CEO, issued by the Company on February 12, 2001.

      99.4 Press Release, relating to the hosting of a conference call and simultaneous Webcast, issued by the Company on February 14, 2001.

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Paradise Music and Entertainment, Inc.

                               By: /s/ Richard J. Flynn
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                                   Richard J. Flynn, Chief Financial Officer

Date: February 14, 2001